EXHIBIT 99.1

STATEMENT OF THE
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
RATEXCHANGE CORPORATION

October 30, 2002

Each of the undersigned officers of Ratexchange Corporation, a Delaware corporation (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Quarterly Report on Form 10-Q to which this statement is an exhibit fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in this Quarterly Report on Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman, Chairman of the Board and Chief Executive Officer

By:	/s/ GREGORY S. CURHAN
Gregory S. Curhan Executive Vice President and Chief Financial Officer